Exhibit 23.1

                       CONSENT OF INDEPENDENT  ACCOUNTANTS

     We hereby consent to the incorporation by reference in the registration statements on Form S-1 (File No. 333-43989) and Form S-8 (File No. 333-71987) of our report dated March 19, 2001 relating to the financial statements of DA Consulting Group, Inc., which report is included in this Annual Report on Form 10-K.


                                                      PriceWaterhouseCoopers LLP
April  2,  2001




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